Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

AMERICAN NOBLE GAS, INC.

As Amended and Restated October 14, 2021

ARTICLE 1

OFFICES

The registered office of American Noble Gas, Inc. (the “Company”) in the State of Delaware will be as provided for in the Certificate of Incorporation of the Company (the “Certificate of Incorporation”). The Company will have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE 2

STOCKHOLDERS

2.1 Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting will be held on the date and at the time fixed, from time to time, by resolution of the Board of Directors.

2.2 Special Meetings. Except as otherwise required by law, special meetings of stockholders may be called by those persons specified in the Certificate of Incorporation and shall be called by the Secretary of the Company upon the written request of stockholders owning of record 25% or more of the capital stock of the Company entitled to vote generally in the election of directors. Any such written request shall set forth the purpose of the proposed meeting and shall include all relevant information contemplated by Section 2.5. Business transacted at any special meeting of stockholders shall be limited to those matters properly set forth in the written request and as to which all information required pursuant to Section 2.5 has been timely provided.

2.3 Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by law or the Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, facsimile transmission, cablegram or overnight courier, to each stockholder of record entitled to vote at such meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock records of the Company.

2.4 Waiver. Attendance of a stockholder of the Company, either in person or by proxy, at any meeting, whether annual or special, will constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, will be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

2.5 Notice of Business to be Transacted at Meetings of Stockholders. No business may be transacted at any meeting of stockholders, including the nomination or election of persons to the Board of Directors, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof) with respect to an annual meeting or a special meeting called by any of the persons specified in Section 7.1 of the Certificate of Incorporation, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by any stockholder of the Company (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.5. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

(a) To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety days nor more than one hundred twenty days prior to the date of the meeting; provided, however, that (1) in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made and (2) the foregoing notwithstanding, with respect to a special meeting called at the written request of stockholders pursuant to Section 2.2, any notice submitted by a stockholder making the request must be provided simultaneously with such request.

(b) To be in proper written form, a stockholder’s notice to the Secretary regarding any business other than nominations of persons for election to the Board of Directors must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

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(c) To be in proper written form, a stockholder’s notice to the Secretary regarding nominations of persons for election to the Board of Directors must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(d) No business shall be conducted at any meeting of stockholders, and no person nominated by a stockholder shall be eligible for election as a director, unless proper notice was given with respect to the proposed action in compliance with the procedures set forth in this Section 2.5. Determinations of the chairman of the meeting as to whether those procedures were complied with in a particular case shall be final and binding.

2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation or these bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, will constitute a quorum, and the act of the majority of such quorum will be deemed the act of the stockholders, except with respect to the election of directors. If a quorum is not present at any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum will be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

2.7 Procedure. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting. The chairman of any meeting of the stockholders shall be the chairman of the Board of Directors or, in his or her absence, the most senior officer of the Company present at the meeting.

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2.8 Consent of Stockholders in Lieu of Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Company in accordance with Section 228(a) of the Delaware General Corporation Law.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in this Section 2.8(b). A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(l) of the Delaware General Corporation Law.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

ARTICLE 3

DIRECTORS

3.1 Number. Subject to the provisions of the Certificate of Incorporation, the number of directors will be fixed from time to time exclusively by resolutions adopted by the Board of Directors.

3.2 Regular Meetings. The Board of Directors shall meet immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting will be necessary in order to legally constitute the meeting. Regular meetings of the Board of Directors will be held at such times and places as the Board of Directors may from time to time determine.

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3.3 Special Meetings. Special meetings of the Board of Directors may be called at any time, at any place and for any purpose by the chairman of the board, the chief executive officer, or by a majority of the Board of Directors.

3.4 Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given. Notice of every special meeting of the Board of Directors will be given to each director at his usual place of business or at such other address as will have been furnished by him for such purpose. Such notice will be properly and timely given if it is (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

3.5 Waiver. Attendance of a director at a meeting of the Board of Directors will constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, will be equivalent to the giving of such notice.

3.6 Quorum. Except as may be otherwise provided by law, the Certificate of Incorporation or these bylaws, the presence of a majority of the directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present will be deemed the act of the Board of Directors. Less than a quorum may adjourn any meeting of the Board of Directors from time to time without notice.

3.7 Participation in Meetings by Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation will constitute presence in person at such meeting.

3.8 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and will be effective on the date of the last signature thereon unless otherwise provided therein.

ARTICLE 4

COMMITTEES

4.1 Designation of Committees. The Board of Directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Company. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.

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4.2 Committee Powers and Authority. Except to the extent otherwise required by law, the Board of Directors may provide, by resolution or by amendment to these bylaws, that a committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

ARTICLE 5

OFFICERS

5.1 Number. The officers of the Company will be appointed or elected by the Board of Directors. The officers will be a chief executive officer, a president, such number, if any, of executive vice presidents as the Board of Directors may from time to time determine, such number, if any, of vice presidents as the Board of Directors may from time to time determine, a secretary, such number, if any, of assistant secretaries as the Board of Directors may from time to time determine, and a treasurer. Any person may hold two or more offices at the same time.

5.2 Additional Officers. The Board of Directors may appoint such other officers as it may deem appropriate.

5.3 Term of Office; Resignation. All officers, agents and employees of the Company will hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by giving written notice of his resignation to the chief executive officer, the president, or to the secretary, and acceptance of such resignation will not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office will be filled by the Board of Directors.

5.4 Duties. The officers of the Company will perform the duties and exercise the powers as may be assigned to them from time to time by the Board of Directors or the president and chief executive officer.

ARTICLE 6

CAPITAL STOCK

6.1 Certificates. The Board of Directors may authorize the issuance of stock in certificated or uncertificated form. Each stockholder of the Company, upon written request, will be entitled to a certificate or certificates signed by or in the name of the Company by (a) the chief executive officer or the president and (b) the secretary or an assistant secretary, certifying the number of shares of stock of the Company owned by such stockholder. Any or all the signatures on the certificate may be a facsimile.

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6.2 Registered Stockholders. The Company will be entitled to treat the holder of record of any share or shares of stock of the Company as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

6.3 Cancellation of Certificates. All certificates surrendered to the Company will be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates will be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

6.4 Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact in a form acceptable to the Board of Directors by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the Board of Directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, give the Company and its transfer agent or agents, registrar or registrars a bond in such form and amount as the Board of Directors may direct as indemnity against any claim that may be made against the Company and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 7

FISCAL YEAR

7.1 Fiscal Year. The fiscal year for the Company will end on the 31st of December of each year.

ARTICLE 8

AMENDMENTS

8.1 Amendments. Subject to the provisions of the Certificate of Incorporation, these bylaws may be altered, amended, or repealed at any annual meeting of the stockholders or at any special meeting of the stockholders duly called for that purpose by a majority vote of the shares represented and entitled to vote at such meeting. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these bylaws, the Board of Directors may amend these bylaws or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Company.

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